UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant §240.14a-12

SONO-TEK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1)	Title of each class of securities to which transaction applies:

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2)	Aggregate number of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

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SONO-TEK CORPORATION

2012 Route 9W

Milton, New York 12547

SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 20, 2020

Notice of Change of Format and Location of Annual Meeting of Shareholders

To the Shareholders of Sono-Tek Corporation (the “Company”):

In light of the continued public health concerns regarding the COVID-19 pandemic, and to protect the well-being of the Company’s shareholders, NOTICE IS HEREBY GIVEN that the format and location of the 2020 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) have changed to a virtual-only meeting. As discussed in the Company’s proxy statement (the “Proxy Statement”) made available in connection with the Annual Meeting (filed with the U.S. Securities and Exchange Commission on July 23, 2020), the Company intended to hold the Annual Meeting solely by means of remote communication with no in-person location if allowed by applicable law. The Governor of the State of New York has extended the executive order permitting New York corporations to hold virtual only meetings through the date of the Annual Meeting. Accordingly, the Annual Meeting, to be held on Thursday, August 20, 2020 at 10:00 A.M. Eastern Daylight Time, will be held only virtually via the Internet, and the Company’s shareholders will no longer have the option to attend the Annual Meeting in person.

The Company has designed the format of the Annual Meeting to ensure that shareholders are offered similar participation opportunities as they would at an in-person meeting, using online tools to ensure shareholder access and participation. As part of the Annual Meeting, the Company will hold a designated question-and-answer period during which the Company intends to answer questions submitted prior to the meeting that are pertinent to the Company and meeting matters, as time permits.

As described in the Proxy Statement, shareholders are entitled to attend and vote at the Annual Meeting if they held shares of the Company as of the close of business on July 15, 2020, the record date for the Annual Meeting.

To attend the virtual Annual Meeting, shareholders will need to log in to www.virtualshareholdermeeting.com/SOTK2020 using the 16-digit control number provided to them either on their proxy card or voting instruction form. Guests, who are not shareholders of the Company as of the record date, may access the virtual Annual Meeting through the same website, however, they may not vote or submit questions. Shareholders who have lost their 16-digit control number may also access the virtual Annual Meeting as guests.

The Annual Meeting will begin promptly at 10:00 A.M., Eastern Daylight Time. The Company encourages shareholders to access the meeting prior to the start time and allow ample time for check-in procedures. Online check-in will begin at 9:45 A.M., Eastern Daylight Time. If shareholders encounter any technical difficulties during the check-in process or during the meeting, please call the technical support number on the meeting website for assistance.

Shareholders may vote their shares in advance of the Annual Meeting by submitting a proxy at www.proxyvote.com or by calling the toll-free telephone number found on the proxy card or voting instruction form. To vote during the Annual Meeting, shareholders must log in to www.virtualshareholdermeeting.com/SOTK2020 using their control number and following the instructions available on the meeting website.

Whether or not shareholders plan to attend the Annual Meeting, the Company urges them to vote and submit their proxies in advance of the meeting using one of the methods described in the proxy statement.

By Order of the Board of Directors,

Claudine Y. Corda

Corporate Secretary